UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Dallas Center

350 N. St. Paul Street

Suite 3000

Dallas, Texas 75201

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 861-2500

Not applicable

(Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE.

On July 7, 2004, Internet America, Inc. (“Internet America”) announced in a press release (the “Press Release”) that Internet America has rejected an attempt by VoIP, Inc. to acquire “working control” of Internet America for the purpose of selling all of the assets of Internet America and turning Internet America into a public “shell”.

The foregoing is qualified by reference to the Press Release which is furnished as an exhibit to this report and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/William E. Ladin, Jr.
William E. Ladin, Jr. President and Chief Executive Officer

Date: July 7, 2004

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press Release dated July 7, 2004, announcing the response of Internet America to an unsolicited plan to acquire control by VoIP, Inc. by means of a share exchange.